UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”) was held on June 21, 2016. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 45,312,242 shares of common stock entitled to vote at the Annual Meeting. A total of 34,581,636 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Stephen J. Hoffman, M.D., Ph.D. and Pamela P. Palmer, M.D., Ph.D. were elected as directors to hold office until the 2019 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Stephen J. Hoffman, M.D., Ph.D.	17,839,573	69,658	16,672,405
Pamela P. Palmer, M.D., Ph.D.	17,832,432	76,799	16,672,405

In addition to the directors elected above, Howard B. Rosen and Mark Wan, will continue to serve as directors until the 2017 Annual Meeting of Stockholders. Adrian Adams, Richard Afable, M.D., and Mark G. Edwards will continue to serve as directors until the 2018 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

For	Against	Abstain
34,292,038	262,491	27,107

Proposal No. 3

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
17,702,343	154,203	52,685	16,672,405

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell
Chief Legal Officer